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September 23, 1997                                             EXHIBIT 23.8
                                                               ------------


Board of Directors                           Board of Directors
Airways Corporation                          ValuJet, Inc.
6280 Hazeltine National Drive                1800 Phoenix Boulevard
Suite 100                                    Suite 126
Orlando, FL 32822                            Atlanta, GA 30349


     RE:  NOMINATION TO BOARD OF DIRECTORS

Gentlemen:

     Reference is made to the proposed merger (the "Merger") between Airways Corporation ("Airways") and ValuJet, Inc. ("ValuJet") pursuant to the Plan of Reorganization and Agreement of Merger dated as of July 10, 1997, by and between ValuJet and Airways (the "Merger Agreement"), Under the terms of the Merger Agreement and upon stockholder approval and the satisfaction of all other conditions to the Merger, Airways will be merged with and into ValuJet.

     I hereby consent to being named as a nominee to the board of directors of the surviving corporation in the Merger and consent to being identified as a nominee in the Joint Proxy Statement/Prospectus of ValuJet and Airways, filed as part of the Registration Statement on Form S-4 of ValuJet.

                                    Very truly yours,

                                    /s/ Robert D. Swenson

                                    Robert D. Swenson